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                                                                       Exhibit p

                    Cohen & Steers Dividend Majors Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017


                                                    January __, 2005

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017

Dear Sirs:

         Cohen & Steers Dividend Majors Fund, Inc. (the "Fund") hereby accepts your offer to purchase 5,250 shares at a price of $19.10 per share for an aggregate purchase price of $100,275. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                      Sincerely,

                                      Cohen & Steers Dividend
                                      Majors Fund, Inc.



                                      By:
                                          ______________________________________


Accepted:

Cohen & Steers Capital Management, Inc.



By:
    ______________________________________